Exhibit 99.1
National CineMedia, Inc. Announces Reverse Stock Split

Effective Open of Business on August 4, 2023

Reverse Stock Split Fulfills Obligations Under Restructuring Support Agreement and NCMI 9019 Settlement

CENTENNIAL, Colo.- August 3, 2023 – National CineMedia, Inc. (Nasdaq: NCMI) (“the Company”), the managing member and owner of National CineMedia, LLC (“NCM LLC”), the operator of the largest cinema advertising platform in the U.S., today announced it has effectuated a 1-for-10 Reverse Stock Split of its Common Stock. The Company’s Common Stock will automatically begin trading on a split-adjusted basis at the opening of the market on August 4, 2023, under the existing trading symbol “NCMI.”

At the Special Meeting of Stockholders held on August 2, 2023, the Company’s stockholders approved a Reverse Stock Split at a ratio range between 1-for-10 and 1-for-100. Following the Special Meeting of Stockholders, on August 2, 2023, the Company’s Board of Directors voted to approve the Reverse Stock Split and established a 1-for-10 ratio. The Reverse Stock Split will impact all shares of Common Stock and reduce the number of public shares from 174,191,498 to approximately 17,419,150.

The Reverse Stock Split will enable the Company to fulfill its obligations under the Restructuring Support Agreement between the Company, NCM LLC and certain of NCM LLC’s secured lenders, and moves NCM LLC one step closer to achieving its Chapter 11 Plan of Reorganization. The Reverse Stock Split is also expected to allow the Company to regain compliance with the $1.00 minimum average closing price requirement of Nasdaq.
The Company did not issue fractional shares in connection with the Reverse Stock Split. Instead, any stockholders’ Common Stock who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will have their shares rounded in accordance with the approved Reverse Stock Split. On August 2, 2023, the Company filed a Certificate of Amendment with the Securities and Exchange Commission (the "SEC") to effectuate the approved 1-for-10 Reverse Stock Split.

Information for National CineMedia, Inc. Stockholders
Additional information about the Reverse Stock Split can be found in the Company's Special Proxy Statement filed with the SEC on July 5, 2023, which is available free of charge at the SEC's website here, and on the Company's website here.

About the Company National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising platform in the U.S., we unite brands with young, diverse audiences through the power of movies and popular culture. NCM’s Noovie® show is presented exclusively in 47 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising platform offers broad reach and unparalleled audience engagement with more than 19,400 screens in over 1,550 theaters in 195 Designated Market Areas® (all of the top 50). NCM Digital and Digital-Out-Of-Home (DOOH) go beyond the big screen, extending in-theater campaigns into online, mobile, and place-based marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) indirectly owns a 100% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.

FORWARD LOOKING STATEMENTS
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events and results of operations, including the Company’s emergence from Chapter 11, statements concerning the ultimate impact of the restructuring on the Company and NCM Inc.’s business, the Company’s listing with Nasdaq, and ongoing business prospects, among others. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact a resolution of discussions with lenders and other financial, operational and legal risks and uncertainties detailed from time to time in cautionary statements contained in the filings of the Company with the Securities and Exchange Commission. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 29, 2022, and subsequent Quarterly Reports on Form 10-Q, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which are presented only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:
investors@ncm.com

MEDIA CONTACT:
Pam Workman
pam.workman@ncm.com
press@ncm.com